EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Series A Common Stock, $0.001 par value per share, of Klaviyo, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 31, 2024

SUMMIT PARTNERS GROWTH EQUITY FUND IX-A, L.P.

By: Summit Partners GE IX, L.P.
Its: General Partner

By: Summit Partners GE IX, LLC
Its: General Partner

*
Authorized Signatory

SUMMIT PARTNERS GROWTH EQUITY FUND IX-B, L.P.

By: Summit Partners GE IX, L.P.
Its: General Partner

By: Summit Partners GE IX, LLC
Its: General Partner

*
Authorized Signatory

SUMMIT PARTNERS CO-INVEST (KIWI), L.P.

By: Summit Partners Co-invest Kiwi GP, LLC
Its: General Partner

*
Authorized Signatory

SUMMIT INVESTORS GE IX/VC IV, LLC

By: Summit Investors Management, LLC
Its: Manager

By: Summit Master Company, LLC
Its: Managing Member

*
Authorized Signatory

SUMMIT INVESTORS GE IX/VC IV (UK), L.P.

By: Summit Investors Management, LLC
Its: General Partner

By: Summit Master Company, LLC
Its: Managing Member

*
Authorized Signatory

SUMMIT PARTNERS, L.P.

By: Summit Master Company, LLC
Its: General Partner

*
Authorized Signatory

* By:	/s/ Adam H. Hennessey
Adam H. Hennessey
Power of Attorney**

** Pursuant to Powers of Attorney attached hereto as Exhibit B.